Exhibit 23.2

We consent to the use in this Registration Statement on Form S-1 of our report dated February 25, 2021, relating to the financial statements of Coinbase Global, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California
February 25, 2021